EXHIBIT 10.14C

JAZZ PHARMACEUTICALS PLC

2007 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN GOVERNING PURCHASE RIGHTS TO PARTICIPANTS IN THE REPUBLIC OF IRELAND

1 General

1.1	In accordance with Rule 2(b)(viii) of the 2007 Employee Stock Purchase Plan (“the Plan”) the Committee has determined to establish this sub-plan (“the Irish Sub-Plan”) for the purposes of Eligible Employees who are resident in the Republic of Ireland.

1.2	All terms that are not otherwise defined herein shall have the same meaning as set forth in the Plan.

2 Terms of Irish Sub-Plan

The Plan shall be amended as follows.

2.1 Eligibility

Rule 5(a) shall be deleted and replaced with the following:

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years.

2.2 Transferability of Purchase Rights

Rule 7(d) shall be deleted and replaced with the following:

(d) Purchase Rights shall not be transferable by a Participant except by will or the laws of descent and distribution. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

Rule 10 shall be deleted.

2.3 Employment or Other Service Rights; Compensation

Rule 11(a) shall be deleted and replaced with the following:

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant (subject to applicable law). A Participant shall not be entitled to any compensation or damages whatsoever or howsoever described, by reason of any termination, withdrawal or alteration of rights or expectations under the Plan whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.